Exhibit 99

FORM 3 JOINT FILER INFORMATION

Name and Address of
"Reporting Persons":
 SB Asia Infrastructure Fund L.P.
 Ugland House P.O. Box 309
 GeorgeTown, Grand Cayman, Cayman Islands

 SB Asia Pacific Partners LP
 Ugland House P.O. Box 309
 GeorgeTown, Grand Cayman, Cayman Islands

 SB Asia Pacific Investments Limited
 Ugland House P.O. Box 309
 GeorgeTown, Grand Cayman, Cayman Islands

 Asia Infrastructure Investments Limited
 Ugland House P.O. Box 309
 GeorgeTown, Grand Cayman, Cayman Islands

 SB First Singapore Pte Ltd.
 8 Cross Street, #11-000 PwC Building
 Singapore 048424

 SOFTBANK Corp.
 24-1, Nihonbashi-Hakozakicho,
 Chuo-Ku, Tokyo 103-8501 Japan

Designated Filer:  SB Asia Infrastructure Fund L.P.
Issuer and Ticker Symbol: Intelligroup, Inc. "ITIGE"
Date of Event:   September 30, 2004

Each of the following is a Joint Filer with SB Asia Infrastructure Fund L.P. ("SAIF") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

SB Asia Pacific Partners LP ("SAPP") is the sole general partner of SAIF.  SB Asia Pacific Investments
Limited ("SAPIL") is the sole general partner of SAPP.  Asia Infrastructure Investments Limited ("AIIL")
is the sole shareholder of SAPIL.   SB First Singapore Ltd. ("SFSL") is a voting shareholder of AIIL and exercises control with respect to AIIL's interest in SAPIL.  SOFTBANK Corp. is the sole shareholder of SFSL.

Pursuant to Instruction (5)(b)(iv) of Form 3, the Reporting Persons have elected to report as indirectly beneficially owned the entire number of securities beneficially owned by the Designated filer.  The
Reporting Persons disclaims beneficial ownership of any securities, and proceeds thereof, that exceed his or her pecuniary interest therein, and/or that are not actually distributed to him or her.

The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the
Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates SAIF as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.
Each Reporting Person hereby appoints SAIF as its attorney in fact for the purpose of making reports relating to transactions in Intelligroup, Inc. Common Stock.

SB ASIA INFRASTRUCTURE FUND L.P.
By:     /s/ Ronald D. Fisher
 Name:  Ronald D. Fisher
 Title:  Director of SB Asia Pacific
  Investments Limited, which is
  The General Partner of SB
  Asia Pacific Partners L.P.
  which is the General Partner
  of SB Asia Infrastructure Fund L.P.

SB ASIA PACIFIC PARTNERS L.P.
By:     /s/ Ronald D. Fisher
 Name:  Ronald D. Fisher
 Title:  Director of SB Asia Pacific
  Investments Limited, which is
  the General Partner of SB
  Asia Pacific Partners L.P.

SB ASIA PACIFIC INVESTMENTS LIMITED
By:      /s/ Ronald D. Fisher
 Name:  Ronald D. Fisher
 Title:  Director

ASIA INFRASTRUCTURE INVESTMENTS LIMITED
By:     /s/ Ronald D. Fisher
 Name:  Ronald D. Fisher
 Title:  Director

SB FIRST SINGAPORE PTE LTD.
By:     /s/ Steven J. Murray
 Name:  Steven  J. Murray
 Title:  Attorney-in-Fact of SB First Singapore Pte. Ltd.

SOFTBANK CORP.
By:      /s/ Steven J. Murray
 Name:  Steven J. Murray
 Title:  Attorney-in-Fact of SOFTBANK Corp.